EXHIBIT 99.1
Contacts:
Thad Trent
EVP Finance & Administration and CFO
(408) 943-2925

Joseph L. McCarthy
Director, Corporate Communications
(408) 943-2902
For Immediate Release
Cypress Reports First Quarter 2017 Results

•	Revenue was $531.9 million, exceeding guidance

•	GAAP and non-GAAP margin were 37.4% and 39.3%, respectively

•	GAAP and non-GAAP EPS increased 56% and 86% year-over-year respectively

•	Divested Minnesota fab to align resources with Cypress 3.0 strategy

•	Wireless connectivity solutions increased revenue by 30% over fourth quarter of 2016

SAN JOSE, Calif., April 27, 2017—Cypress Semiconductor Corporation (NASDAQ: CY) today announced its first quarter 2017 results.

“Cypress delivered record revenue1 in the first quarter that exceeded the high end of our guidance range,” said Hassane El-Khoury, Cypress President and Chief Executive Officer. “We saw above seasonal growth in our Microcontroller and Connectivity Division and strength in our memory products which exceeded our expectations. Our wireless connectivity grew 30% from the fourth quarter of 2016 and Automotive revenue hit a new quarterly record. These results highlight the strong demand for our expanding portfolio of embedded systems solutions and the continued success of our Cypress 3.0 strategy to target markets growing faster than the overall semiconductor industry.

“The sale of our Minnesota fab earlier in the quarter will enable us to sharpen our focus on core businesses in line with our financial model and gross margin improvement plan,” El-Khoury added.

1.    Core Cypress revenue excluding SunPower Corp.

Revenue and earnings for the quarter are given below, compared with those of the prior quarter:
(In thousands, except per-share data)

	GAAP		NON-GAAP[1]
	Q1 2017	Q4 2016	Q1 2017	Q4 2016
Revenue	$531,874	$530,172	$531,874	$530,172
Margin	37.4%	38.1%	39.3%	40.1%
Pretax profit margin	(7.7)%	(13.5)%	9.2%	10.8%
Net income (loss)	$(45,782)	$(72,367)	$45,887	$53,823
Diluted EPS (loss)	$(0.14)	$(0.22)	$0.13	$0.15

1.    See “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” tables (“Non-GAAP Results” tables)
included below.

BUSINESS REVIEW
+ At the Embedded World trade show in March, Cypress introduced key additions to its Internet of Things (IoT) solutions portfolio. Cypress’ new PSoC® 6 microcontroller (MCU) architecture delivers the industry’s lowest power and most flexible solution, with integrated security features required for next-generation, battery-powered, secure IoT devices. Cypress’ two new wireless solutions offer advanced coexistence and robust connectivity combining 802.11ac high-performance Wi-Fi®, Bluetooth® and Bluetooth Low Energy (BLE) for IoT applications.

+ Continental selected Cypress’ Traveo™ II automotive MCUs for its next-generation body electronics platform, marking the Company’s entrance into a new segment in the automotive market.

+ GAAP and non-GAAP margins for the first quarter of 2017 were 37.4% and 39.3%, respectively, above the midpoint of guidance and in line with the Company's margin-enhancing initiatives.

+ Cypress paid a dividend of $36.2 million, or $0.11 per share, to holders of record of the Company’s common stock as of the close of business on March 30, 2017. The dividend was equivalent to a 3.2% annualized yield as of March 31, 2017.

REVENUE SUMMARY
(In thousands, except percentages)
(Unaudited)

	Three Months Ended
	(GAAP)			(Non-GAAP)[2]
	April 2, 2017	January 1, 2017	Sequential Change	April 2, 2017	January 1, 2017	Sequential Change
Business Unit
MCD[1]	$317,901	$294,893	8%	$317,901	$294,893	8%
MPD	213,973	235,279	(9)%	213,973	235,279	(9)%
Total	$531,874	$530,172	—%	$531,874	$530,172	—%

Geographic
China & ROW	55%	57%	(4)%	55%	57%	(4)%
Americas	11%	11%	—%	11%	11%	—%
Europe	13%	11%	18%	13%	11%	18%
Japan	21%	21%	—%	21%	21%	—%
Total	100%	100%	—%	100%	100%	—%

Channel
Distribution	71%	74%	(4)%	71%	74%	(4)%
Direct	29%	26%	12%	29%	26%	12%
Total	100%	100%	—%	100%	100%	—%

1.	Historical results of MCD include Deca Technologies.

2.	See Non-GAAP Results tables included below.

SECOND QUARTER 2017 FINANCIAL OUTLOOK

For the second quarter of 2017, Cypress estimates financial results as follows:

	GAAP	Non-GAAP
Revenue	$530 million to $560 million
Margin %	38.5% - 39.5%	40.0% - 41.0%
Diluted EPS	$(0.13) to $(0.09)	$0.14 to $0.18

A reconciliation of GAAP forward-looking estimates to non-GAAP forward-looking estimates may be found in the tables at the end of this earnings report.

The timing and amount of certain material items, including restructuring charges, asset impairments, changes in value of deferred compensation assets and liabilities, impact of stock-based compensation from modification of equity awards, and the tax impact of non-GAAP adjustments, which are needed to estimate GAAP financial measures are either inherently unpredictable or outside the control of the Company, and may have a significant impact on the Company’s financial results. Accordingly, Cypress cannot provide a full quantitative reconciliation for such non-GAAP financial measures included as part of the second quarter 2017 financial outlook to the most directly comparable GAAP measure without unreasonable effort and additional adjustments may be reflected in our non-GAAP results for the second quarter of 2017. Cypress has qualitatively described below, under the section “Non-GAAP Financial Measures,” the anticipated differences between the non-GAAP financial measures and the most directly comparable GAAP measures.

CONFERENCE CALL AND WEBCAST INFORMATION

Cypress will host its quarterly conference call on April 27, 2017 at 1:30 p.m. Pacific Daylight Time to discuss its first quarter 2017 results and provide an outlook for the second quarter of 2017.

All interested parties may dial 517-308-9119 and provide the passcode “Cypress” to listen to the call. The event will be broadcast over the Internet and may be accessed through Cypress’ website at www.cypress.com/investors. The archived presentation will be available for two weeks immediately following the event.

FOLLOW CYPRESS ONLINE

Join the Cypress Developer Community, read our Core & Code blog, follow us on Twitter, Facebook and LinkedIn, and watch Cypress videos on our Video Library or YouTube.

ABOUT CYPRESS

Cypress is a leader in advanced embedded system solutions for the world’s most innovative automotive, industrial, home automation and appliances, consumer electronics and medical products. Cypress’ programmable systems-on-chip, general-purpose microcontrollers, analog ICs, wireless and USB-based connectivity solutions and reliable, high-performance memories help engineers design differentiated products and get them to market first. Cypress is committed to providing customers with support and engineering resources that enable innovators and out-of-the-box thinkers to disrupt markets and create new product categories. To learn more, go to www.cypress.com.

NON-GAAP FINANCIAL MEASURES
To supplement its condensed consolidated unaudited financial results presented in accordance with GAAP, Cypress uses the non-GAAP financial measures listed below, which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as described in more detail below.

•	Revenue;

•	Margin;

•	Margin %;

•	Research and development expenses;

•	Selling, general and administrative expenses;

•	Provision (benefit) for income taxes;

•	Pretax profit margin %;

•	Operating income (loss);

•	Net income (loss); and

•	Diluted earnings (loss) per share.

Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of the Company's operations which, when viewed in conjunction with Cypress' GAAP results, provide a more comprehensive understanding of the various factors and trends affecting the Company's business and operations.
The Company presents non-GAAP financial measures because management uses these measures to analyze and assess the Company's financial results and to manage the business.
There are limitations in using non-GAAP financial measures including those discussed below. Moreover, the Company’s non-GAAP measures may be calculated differently than the non-GAAP financial measures used by other companies. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement and should be viewed in conjunction with GAAP financial measures.

As presented in the "Non-GAAP Results" tables in this press release, each of the non-GAAP financial measures excludes one or more of the following items:

Acquisition-related charges: Acquisition-related charges are not factored into management's evaluation of Cypress' long-term performance after the completion of acquisitions. However, a limitation of non-GAAP measures that exclude acquisition-related charges is that these charges may represent payments that reduce the cash available to the Company for other purposes. Acquisition-related expenses primarily include:

•	Amortization of purchased intangibles, including purchased technology, patents, customer relationships, trademarks, backlog and non-compete agreements;

•	Amortization of step-up in value of inventory recorded as part of purchase price accounting; and

•
One-time charges associated with the completion of an acquisition including items such as contract termination costs, severance and other acquisition-related restructuring costs; costs incurred in connection with integration activities, and legal and accounting costs.

Share-based compensation expense: Share-based compensation expense relates primarily to employee stock options, restricted stock units, performance stock units and the employee stock purchase plan. Share-based compensation expense is a non-cash expense that is affected by changes in market factors including the price of Cypress’ common shares, which are not within the control of management. In addition, the valuation of share-based compensation is subjective, and the expense recognized by Cypress may be significantly different than the expense recognized by other companies for similar equity awards, which makes it difficult to assess Cypress’ results compared to its competitors. Accordingly, management excludes this item from its internal operating forecasts and models. However, a limitation of non-GAAP measures that exclude share-based compensation expense is that they do not reflect the full costs of compensating employees.

Other adjustments: These items are excluded from non-GAAP financial measures because they are not related to the core operating activities and ongoing operating performance of Cypress. Excluding these items, which can vary significantly from quarter to quarter, allows management to better compare Cypress’ period-over-period performance. However, limitations of non-GAAP measures that exclude these items include that these adjustments are often subjective and may not be comparable to similarly titled non-GAAP financial measures used by other companies. Other adjustments primarily include:

•	Revenue from an intellectual property license,

•	Changes in value of deferred compensation plan assets and liabilities,

•	Investment-related gains or losses, including equity method investments,

•	Restructuring and related costs,

•	Debt issuance costs, including imputed interest related to the equity component of convertible debt,

•	Asset impairments,

•	Tax effects of non-GAAP adjustments,

•	Certain other expenses and benefits, and

•
Diluted weighted average shares non-GAAP adjustment - for purposes of calculating non-GAAP diluted earnings per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits related to share-based compensation expense.

FORWARD-LOOKING STATEMENTS

Statements herein that are not historical facts and that refer to Cypress or its subsidiaries’ plans and expectations for the future are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. We may use words such as “may,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “future,” “continue” or other wording indicating future results or expectations to identify such forward-looking statements that include, but are not limited to: statements related to our estimated non-GAAP revenue, non-GAAP margin, non-GAAP operating expenses, non-GAAP EPS, net interest expense, tax expense, capital expenditures and depreciation for the second quarter of fiscal 2017; the expected benefits of our acquisition of Broadcom’s wireless IoT business, including revenue growth and margin improvement; sources of revenue for the second quarter; the expected impact of our lean inventory initiative on fab utilization, inventory levels, cash flow, pricing and profitability; estimates of certain GAAP to non-GAAP reconciling items for the second quarter; the demand environment for semiconductors; the expected impact of our margin improvement plan; the impact of seasonality on revenue; cross-selling opportunities in the automotive business; our ability to meet our targeted range of inventory; the expected synergies related to our merger with Spansion; expected or anticipated uses of cash flow, including to pay dividends, repurchase shares of common stock, or pay down our existing indebtedness; and plans to reduce excess inventory. Such statements reflect our current expectations, which are based on information and data available to our management as of the date of this press release. Our actual results may differ materially due to a variety of risks and uncertainties, including, but not limited to: global economic and market conditions; business conditions and growth trends in the semiconductor market; our ability to compete effectively; the volatility in supply and demand conditions for our products, including but not limited to the impact of seasonality on supply and demand; our ability to develop, introduce and sell new products and technologies; potential problems relating to our manufacturing activities; the impact of acquisitions, including but not limited to the continuing integration of Spansion and the recent acquisition of Broadcom’s wireless IoT business; our ability to attract and retain key personnel; the unpredictability and expense of legal proceedings; and other risks and uncertainties described in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in our most recent Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. We assume no responsibility to update any such forward-looking statements.

Cypress, the Cypress logo and PSoC are registered trademarks and Traveo is a trademark of Cypress Semiconductor Corporation. All other trademarks are property of their owners.

CYPRESS SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 2, 2017	January 1, 2017

ASSETS
Cash, cash equivalents and short-term investments	$122,472	$121,144
Accounts receivable, net	317,276	333,037
Inventories	324,978	287,776
Property, plant and equipment, net	293,055	297,266
Goodwill and other intangible assets, net	2,295,074	2,344,033
Other assets	454,052	488,615
Total assets	$3,806,907	$3,871,871
LIABILITIES AND EQUITY
Accounts payable	$265,524	$241,424
Income tax liabilities	51,571	49,552
Revenue reserves, deferred margin and other liabilities	458,816	493,164
Revolving credit facility and long-term debt	1,171,706	1,194,979
Total liabilities	1,947,617	1,979,119
Total Cypress stockholders' equity	1,858,302	1,891,828
Non-controlling interest	988	924
Total equity	1,859,290	1,892,752
Total liabilities and equity	$3,806,907	$3,871,871

CYPRESS SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
ON A GAAP BASIS
(In thousands, except per-share data)
(Unaudited)

	Three Months Ended
	April 2, 2017	January 1, 2017
Revenues	$531,874	$530,172
Costs and expenses:
Cost of revenues	332,814	328,220
Research and development	88,481	92,188
Selling, general and administrative	76,114	76,839
Amortization of intangible assets	48,249	52,104
Restructuring costs	2,572	17,237
Impairment related to assets held for sale	—	1,960
Total costs and expenses	548,230	568,548
Operating loss	(16,356)	(38,376)
Interest and other expense, net	(19,359)	(24,389)
Loss before income taxes and non-controlling interest	(35,715)	(62,765)
Income tax provision	(4,927)	(790)
Equity in net loss of equity method investees	(5,076)	(8,766)
Net loss	(45,718)	(72,321)
Net gain attributable to non-controlling interests	(64)	(46)
Net loss attributable to Cypress	$(45,782)	$(72,367)
Net loss per share attributable to Cypress:
Basic	$(0.14)	$(0.22)
Diluted	$(0.14)	$(0.22)
Cash dividend declared per share	$0.11	$0.11
Shares used in net loss per share calculation:
Basic	326,964	322,800
Diluted	326,964	322,800

CYPRESS SEMICONDUCTOR CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per-share data)
(Unaudited)

Table A: GAAP to Non-GAAP reconciling items (Three Months Ended Q1 2017)
	Cost of revenues	Research and development	SG&A and Restructuring costs	Amortization of Intangible assets	Interest and other expense, net	Income tax (provision) benefit
GAAP [i]	$332,814	$88,481	$78,686	$48,249	$(24,435)	$(4,927)
[1] Stock based compensation	5,331	11,771	8,835	—	—	—
[2] Changes in value of deferred compensation plan	166	597	1,008	—	(1,558)	—
[3] Merger, integration, related costs and adjustments related to assets held for sale	1,350	—	(1,479)	—	—	—
[4] Inventory Step-up related to acquisition accounting	2,864	—	—	—	—	—
[5] Losses from equity method investments	—	—	—	—	5,076	—
[6] Imputed interest on convertible debt, equity component amortization on convertible debt and others	—	—	—	—	3,489	—
[7] Amortization of debt issuance costs	—	—	—	—	858	—
[8] Amortization of Intangible assets		—	—	48,249	—	—
[9] Restructuring costs	—	—	2,572	—	—	—
[10] Tax impact	—	—	—	—	415	2,125
Non - GAAP [ii]	$323,103	$76,113	$67,750	$—	$(16,155)	$(2,802)
Impact of reconciling items [ii - i]	$(9,711)	$(12,368)	$(10,936)	$(48,249)	$8,280	$2,125

Table B: GAAP to Non-GAAP reconciling items (Three Months Ended Q4 2016)
	Cost of revenues	Research and development	SG&A	Amortization of Intangible assets	Impairment related to assets held for sale	Interest and other expense, net	Income tax provision
GAAP [i]	$328,220	$92,188	$94,076	$52,104	$1,960	$(33,155)	$(790)
[1] Stock based compensation, including costs related to modification of equity awards	6,589	16,687	12,292	—	—	—	—
[2] Changes in value of deferred compensation plan	42	147	292	—	—	(641)	—
[3] Merger, integration and related costs	2,614	476	5,136	—	—	—	—
[4] Inventory Step-up related to acquisition accounting	1,381	—	—	—	—	—	—
[5] Losses from equity method investments	—	—	—	—	—	8,766	—
[6] Imputed interest on convertible debt, equity component amortization on convertible debt and others	—	—	—	—	—	3,482	—
[7] Amortization of debt issuance costs	—	—	—	—	—	976	—
[8] Amortization of Intangible assets	—	—	—	52,104	—	—	—
[9] Impairment related to assets held for sale	—	—	—	—	1,960	—	—
[10] Restructuring costs, including executive severance	—	—	17,237	—	—	—	—
[11] Tax impact of Non-GAAP adjustments	—	—	—	—	—	(908)	(2,442)
Non - GAAP [ii]	$317,594	$74,878	$59,119	$—	$—	$(21,480)	$(3,232)
Impact of reconciling items [ii - i]	$(10,626)	$(17,310)	$(34,957)	$(52,104)	$(1,960)	$11,675	$(2,442)

Table C: Margin %
	Q1'17		Q4'16
	GAAP	Non-GAAP	GAAP	Non-GAAP
Revenue [i]	$531,874	$531,874	$530,172	$530,172
Cost of revenues (See Table A, B) [ii]	332,814	323,103	328,220	317,594
Margin [iii] [ii - i]	$199,061	$208,771	$201,952	$212,578
Margin % [iii / i]	37.4%	39.3%	38.1%	40.1%

Table D: Operating income (loss)
	Q1'17	Q4'16
GAAP operating loss [i]	$(16,356)	$(38,376)
Impact of reconciling items on Cost of revenues (see Table A, B)	9,711	10,626
Impact of reconciling items on R&D (see Table A, B)	12,368	17,310
Impact of reconciling items on SG&A (see Table A, B)	10,936	34,957
Impact of Amortization of Intangible Assets (see Table A, B)	48,249	52,104
Impact of Impairment related to assets held for sale (see Table B)	—	1,960
Non-GAAP operating income [ii]	$64,908	$78,581
Impact of reconciling items [ii - i]	$81,264	$116,957

Table E: Pre-tax profit
	Q1'17	Q4'16
GAAP Pre-tax profit	$(40,791)	$(71,531)
Impact of reconciling items on Operating income (see Table D)	81,264	116,957
Interest and other expense, net (see Table A,B)	8,280	11,675
Non-GAAP Pre-tax income	$48,753	$57,101

Table F: Net income (loss)
	Q1'17	Q4'16
GAAP Net loss	$(45,782)	$(72,367)
Impact of reconciling items on Operating income (see Table D)	81,264	116,957
Interest and other expense, net (see Table A, B)	8,280	11,675
Income tax benefit (provision) (see Table A,B)	2,125	(2,442)
Non-GAAP Net income	$45,887	$53,823

Table G: Pretax profit margin %
	Q1'17		Q4'16
	GAAP	Non-GAAP	GAAP	Non-GAAP
Revenue [i]	$531,874	$531,874	$530,172	$530,172
Pre-tax profit (see Table E) [ii]	$(40,791)	$48,753	$(71,531)	$57,101
Pre-tax profit margin % [ii / i]	(7.7)%	9.2%	(13.5)%	10.8%

Table H: Weighted-average shares, diluted
	Q1'17		Q4'16
	GAAP	Non-GAAP	GAAP	Non-GAAP
Weighted-average common shares outstanding, basic	326,964	326,964	322,800	322,800
Effect of dilutive securities:
Stock options, unvested restricted stock and other	—	14,852	—	17,199
Impact of convertible bond	—	17,304	—	15,138
Weighted-average common shares outstanding, diluted	326,964	359,120	322,800	355,137

Table I: Net income (loss) Per Share
	Q1'17		Q4'16
	GAAP	Non-GAAP	GAAP	Non-GAAP
Net income (loss) (see Table F)	$(45,782)	$45,887	$(72,367)	$53,823
Weighted-average common shares outstanding (see Table I) [ii]	326,964	359,120	322,800	355,137
Non-GAAP earnings per share - Diluted [i/ii]	$(0.14)	$0.13	$(0.22)	$0.15

CYPRESS SEMICONDUCTOR CORPORATION
SUPPLEMENTAL FINANCIAL DATA
(In thousands)
(Unaudited)

	Three Months Ended
	April 2, 2017	January 1, 2017
Selected Cash Flow Data (Preliminary):
Net cash provided by operating activities	$25,721	$89,787
Net cash provided by (used in) investing activities	$21,650	$(19,008)
Net cash used in financing activities	$(46,043)	$(37,262)
Other Supplemental Data (Preliminary):
Capital expenditures	$13,772	$11,889
Depreciation	$16,157	$16,057
Payment of dividend	$35,537	$35,350
Dividend paid per share	$0.11	$0.11

CYPRESS SEMICONDUCTOR CORPORATION
RECONCILIATION OF GAAP FORWARDING LOOKING ESTIMATES TO NON-GAAP FORWARD LOOKING ESTIMATES

	Forward looking GAAP estimate (A)	Adjustments (B)				Forward looking Non-GAAP estimate (C)=(A)+(B)
		Amortization of intangibles	Share-based compensation expense	Restructuring	Other items
Margin %	38.5% - 39.5%	—%	1.0%	—%	0.5%	40.0% - 41.0%
Diluted earnings per share	$(0.13) to $(0.09)	$0.15	$0.08	$0.01	$0.03	$0.14 to $0.18

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